Exhibit 99.1

Ranpak Holdings Corp. Announces Plan to Exchange Remaining Outstanding Warrants

CONCORD TOWNSHIP, OH, September 4, 2020 — Ranpak Holdings Corp. (NYSE: PACK) (“Ranpak” or the “Company”) today announced that, in connection with the completion of its previously announced exchange offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) relating to its outstanding warrants (the “warrants”) to purchase shares of Class A common stock, par value $0.0001 per share, of the Company (the “common stock”) and the related amendment to the warrant agreement governing the warrants (the “Warrant Amendment”) that was executed on September 3, 2020, the Company plans to exercise its right, in accordance with the terms of the Warrant Amendment, to exchange all remaining untendered warrants at an exchange ratio of 0.198 shares of common stock for each warrant. The Company has fixed the date for such exchange as September 21, 2020.

The Offer expired at 11:59 p.m., Eastern Daylight Time, on September 2, 2020. Based on the information provided by Continental Stock Transfer & Trust Company, the exchange agent for the Offer, a total of 14,477,507 public warrants, 5,000,000 forward purchase warrants and 570,744 private placement warrants were validly tendered and not withdrawn prior to the Expiration Time, representing approximately 99.6% of the public warrants, 100% of the forward purchase warrants and 100% of the private placement warrants outstanding. On September 4, 2020, Ranpak accepted all such warrants and expects to issue an aggregate of 4,410,587 shares of common stock in exchange for the warrants tendered. Delivery of the shares to be issued in exchange for the warrants will be made promptly.

As a result of the low number of warrants remaining outstanding following expiration of the Offer, the New York Stock Exchange (“NYSE”) has indicated that trading in the Company’s warrants will be suspended immediately, effective September 4, 2020, and the NYSE will delist the warrants, as they no longer meet the NYSE’s minimum distribution criteria.

This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, the securities described herein, and is also not a solicitation of the related consents. The Offer was made only pursuant to the terms and conditions of the Prospectus/Offer to Exchange and related letter of transmittal.

About Ranpak Holdings Corp.

Founded in 1972, Ranpak's goal was to create the first environmentally responsible system to effectively protect products during shipment. The development and improvement of materials, systems and total solution concepts have earned Ranpak a reputation as an innovative leader in e-commerce and industrial supply chain solutions. Ranpak is headquartered in Concord Township, Ohio and has approximately 550 employees.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the forward-looking statements in this release reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged to carefully review and consider the various disclosures made by the Company in the reports filed with the Securities and Exchange Commission, including the risk factors that attempt to advise interested parties of the risks that may affect the Company’s business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected or projected. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

Contact:

Investor Inquiries:

Bill Drew

ir@ranpak.com

Source: Ranpak Holdings Corp.